Exhibit 10.39

11 May 2007

Mr John Braddon

Financial Controller

Centro Properties USA

Santa Monica Office

2716 Ocean Park Boulevard

Santa Monica CA 90405

USA

Dear John,

I am pleased to advise you that, on appointment to your new role as Executive Vice President, Chief Financial Officer, Centro Properties, USA, and your relocation to the New York office, your remuneration will be reviewed with effect from 30 April, 2007.

Based on this review, your Australian remuneration details are as follows:

Your current base remuneration package is:	A$170,000

Your increase is:	A$50,000

Your new base remuneration package is:	A$220,000

Your US remuneration is as follows:

Your current base remuneration package is:	US$132,000

Your increase is:	US$50,000

Your new base remuneration package is:	US$182,000

Your Market Allowance will increase to	US$64,000

Your International Location Allowance will increase to	US$36,000

You will also receive a Position Allowance of	US$49,000

Your assignment salary will total	US$331,000

Your Bonus arrangements will be:

Target Bonus	25% of US base remuneration plus Market Allowance and Position Allowance

Maximum Bonus	50% of US base remuneration plus Market Allowance and Position Allowance

In addition, with effect from 1 July 2007, you will be eligible to receive a further bonus up to a maximum of 35% of your US Base Remuneration plus the Market Allowance and Position Allowance ie US$295,000. The award of this bonus will be assessed against the achievement of targets to be agreed.

Your existing eligibility to receive a further bonus will continue up to a maximum of 30% until 30 June 2007.

Your remuneration charge will be paid from the first available US payroll run, along with appropriate retrospective adjustments.

Your next review will be effective on 1 July 2008. However you will be considered for a grant of contingent securities during the 1 July 2007 review.

The Board and Executive Committee would like to thank you for your ongoing contribution to Centro Properties Group. Your efforts have played a significant part in our continued success.

Yours sincerely,

/s/ Andrew T. Scott

Andrew T. Scott
Chief Executive Officer